AT THE COMPANY:	IR INQUIRIES:
Bruce T. Quigley	Charles Messman, Todd Kehrli
Vice President of Business Development and	MKR Group
Investor Relations	818-556-3700
949-362-5800	ir@mkr-group.com
bquigley@smithmicro.com

FOR IMMEDIATE RELEASE
SMITH MICRO SOFTWARE REPORTS RECORD SECOND QUARTER REVENUE & PRO FORMA EARNINGS
Second Quarter Revenue Increased 277% To $12.6 Million;
Pro-Forma Net Income Increased to a Record $3.2 Million;
Aliso Viejo, Calif., July 26, 2006 — Smith Micro Software, Inc. (NASDAQ: SMSI), a developer and marketer of a wide range of software solutions for the wireless market, today reported its 2006 second quarter financial results.
Second Quarter 2006 Key Financial Results:
•	Revenue increased to a record $12.6 million, up 27% sequentially and 277% year-over-year.
•	Pro forma net income was a record $3.2 million, compared to pro forma net income of $2.9 million in the first quarter of 2006 and $764,000 in the second quarter of 2005
•	Pro forma earnings were a record $0.13 per fully diluted share on 25.6 million shares, compared to pro forma earnings of $0.12 per fully diluted share on 24.3 million shares in the first quarter of 2006, and earning of $0.03 per fully diluted share on 22.7 million shares in the second quarter of 2005.
•	Cash and cash equivalents were $31.3 million, compared to $26.0 million from March 31, 2006.
Second Quarter Financial Discussion:
“Our strong second quarter results reflect strong sales with our OEM partners, specifically our Music Essential kit with Verizon Wireless,” said William W. Smith, Jr., President and Chief Executive Officer of Smith Micro Software. “Our business relationship with Verizon remains very strong as they continue to roll out their wireless broadband products and services. We look forward to a continued strong and productive relationship with Verizon in future years as part of our multi year contract. In addition, we further expanded our customer base within our OEM business with the addition of UTStarcom, which will expand distribution of our QuickLink Mobile into Mexico through IUSACELL, one of Mexico leading wireless carriers.”

Smith Micro 2006 Second Quarter Financial Results	Page 2 of 8
Mr. Smith continued, “We achieved solid progress for the first half of fiscal 2006. Within our Enterprise software division, we signed three new customers for initial deployment orders and have a significant number of potential customers in the pipeline. Our recent launch of our QuickLink Mobile Music program is currently on track and is being marketed to several wireless carriers worldwide. We currently expect to see multiple orders before the end of this fiscal year from this product offering.”
“We also keep moving our StuffIt Wireless initiative forward, as we are now providing both handset resource compression as well as enhanced JPEG compression on selected prototype handsets In addition, our recent acquisition of PhoTags is now fully integrated and operating at full efficiency, and we have begun marketing our StuffIt Image product suite to the photo sharing market. Finally, we have expanded our international presence with several potential new customers throughout Europe, Asia and Australia.”
Smith Micro reported record net revenue of $12.6 million for the second quarter ended June 30, 2006, a 27% increase over revenue of $9.9 million in the first quarter of 2006 and nearly four times the $3.3 million recorded in the second quarter of 2005.
Pro forma net income (which excludes amortization of intangible assets associated with acquisitions and stock compensation related expenses) for the second quarter was $3.2 million, or $0.13 per fully diluted share, compared to pro forma net income of $2.9 million, or $0.12 per fully diluted share in the first quarter of 2006 and net income of $764,000, or $0.03 per share, in the second quarter of 2005.
On a GAAP basis, the company earned $0.04 per fully diluted share for second quarter 2006 as compared to $0.03 per fully diluted share in the second quarter of 2005.
For the six months ended June 30, 2006, the company reported net revenues of $22.4 million or a 319% increase over the $5.4 million reported for the six months ended June 30, 2005. Proforma net income for the first six months of 2006 was $6.1 million, or $0.25 per diluted share as compared to $636,000, or $0.03 per diluted share reported for the six months ended June 30, 2005.
Earnings for the first six months of 2006, on a GAAP basis, were $0.12 per diluted share as compared to $0.03 per diluted share for the six months ended June 30, 2005.
Total cash and equivalents at June 30, 2006 were $31.3 million, compared to $26.0 million for the 2006 first quarter ended March 31, 2006.
Investor Conference Call
Smith Micro will hold an investor conference call to discuss the company’s second quarter results at 4:30 p.m. Eastern time today, July 26, 2006. The call can be accessed by dialing (800) 257-7063 and giving the pass code “SMSI.” Participants are asked to call the assigned number approximately 10 minutes before the conference call begins. Also, the conference call will be available over the Internet at www.smithmicro.com in the Investor Relations section.
About Smith Micro Software
Smith Micro Software, Inc., headquartered in Aliso Viejo, CA, is a developer and marketer of wireless communication, broadband and utility software products for multiple OS platforms. The company designs integrated cross platform, easy-to-use software for personal computing

Smith Micro 2006 Second Quarter Financial Results	Page 3 of 8
and business solutions around the world. With a focus on Wireless and Broadband technologies and the Internet, the company’s products and services enable wireless communications, file and image compression, eCommerce, eBusiness, Internet communications (voice-over-IP), video conferencing, and traditional computer telephony. Smith Micro’s complete line of products are available primarily online at the company’s websites, direct from our enterprise group, retailers, and through original equipment manufacturers (OEMs). Smith Micro’s common stock trades on The NASDAQ Stock Market® under the symbol SMSI. For more information, contact Smith Micro at (949) 362-5800.
This release may contain forward-looking statements that involve risks and uncertainties, including without limitation risks and uncertainties relating to the company’s financial prospects and projections, the company’s plans for returning to sustained profitability and the company’s ability to increase its business in the Wireless and Broadband segments. These forward-looking statements speak only as of the date hereof and are based upon the information currently available to the company. Such information is subject to change, and the company will not necessarily inform you of such changes. Among the important factors that could cause actual results to differ materially from those in the forward-looking statements are new and changing technologies, customer acceptance of those technologies, unforeseen delays in the timing of orders from OEM customers, new and continuing adverse economic conditions, and the company’s ability to compete effectively with other software companies. These and other factors could cause actual results to differ materially from those presented in any forward-looking statement and are discussed in the company’s filings with the Securities and Exchange Commission including its recent filings on Forms 10-K and 10-Q.
Smith Micro and the Smith Micro logo are trademarks or registered trademarks of Smith Micro Software, Inc. All other trademarks and product names are the property of their respective companies.
Note: Financial Schedules Attached

Smith Micro 2006 Second Quarter Financial Results	Page 4 of 8
Smith Micro Software, Inc.
Pro-forma Statement of Operations for the Three Months Ended June 30, 2006
(results exclude amortization of intangibles associated with the acquisitions of
Allume Systems, Inc. and PhoTags, Inc. as well as
stock based compensation)
(in thousands, except per share amounts)

	Unaudited
	Per GAAP	Adjustments	Proforma
NET REVENUE
Products	$12,362	$—	$12,362
Services	193	—	193

Total Net Revenues	12,555	—	12,555
COST OF SALES
Products	5,226	(327)	4,899
Services	79	0	79

Total Cost of Sales	5,305	(327)	4,978
GROSS PROFIT
Products	7,136	327	7,463
Services	114	—	114

Total Gross Profit	7,250	327	7,577

Selling & Marketing	2,293	(804)	1,489
Research & Development	2,077	(401)	1,676
General & Administrative	2,029	(618)	1,411

Total Operating Expenses	6,399	(1,823)	4,576

Operating Income	851	2,150	3,001
Interest Income	265		265

Income Before Income Taxes	1,116	2,150	3,266
Income Tax Expense	33		33

Net Income	$1,083	$2,150	$3,233

Income Per Share, Basic	$0.05		$0.14

Weighted Average Shares Outstanding, Basic	23,635		23,635

Income Per Share, Fully Diluted	$0.04		$0.13

Weighted Average Shares Outstanding, Fully Diluted	25,598		25,598

Smith Micro 2006 Second Quarter Financial Results	Page 5 of 8
Smith Micro Software, Inc.
Pro-forma Statement of Operations for the Six Months Ended June 30, 2006
(results exclude amortization of intangibles associated with the acquisitions of
Allume Systems, Inc. and PhoTags, Inc. as well as
stock based compensation)
(in thousands, except per share amounts)

	Unaudited
	Per GAAP	Adjustments	Proforma
NET REVENUE
Products	$22,072	$—	$22,072
Services	368	—	368

Total Net Revenues	22,440	—	22,440
COST OF SALES
Products	8,455	(600)	7,855
Services	150	0	150

Total Cost of Sales	8,605	(600)	8,005
GROSS PROFIT
Products	13,617	600	14,217
Services	218	—	218

Total Gross Profit	13,835	600	14,435

Selling & Marketing	4,166	(1,153)	3,013
Research & Development	3,754	(652)	3,102
General & Administrative	3,438	(842)	2,596

Total Operating Expenses	11,358	(2,647)	8,711

Operating Income	2,477	3,247	5,724
Interest Income	489		489

Income Before Income Taxes	2,966	3,247	6,213
Income Tax Expense	72		72

Net Income	$2,894	$3,247	$6,141

Income Per Share, Basic	$0.13		$0.27

Weighted Average Shares Outstanding, Basic	22,973		22,973

Income Per Share, Fully Diluted	$0.12		$0.25

Weighted Average Shares Outstanding, Fully Diluted	24,740		24,740

Smith Micro 2006 Second Quarter Financial Results	Page 6 of 8
Smith Micro Software, Inc.
Statement of Operations for the Three Months Ended June 30, 2006 and 2005
(in thousands, except per share amounts)

	Unaudited
	2006	2005
NET REVENUE
Products	$12,362	$3,179
Services	193	151

Total Net Revenues	12,555	3,330
COST OF SALES
Products	5,226	476
Services	79	69

Total Cost of Sales	5,305	545
GROSS PROFIT
Products	7,136	2,703
Services	114	82

Total Gross Profit	7,250	2,785

Selling & Marketing	2,293	369
Research & Development	2,077	697
General & Administrative	2,029	1,161

Total Operating Expenses	6,399	2,227

Operating Income	851	558
Interest Income	265	214

Income Before Income Taxes	1,116	772
Income Tax Expense	33	8

Net Income	$1,083	$764

Income Per Share, Basic	$0.05	$0.04

Weighted Average Shares Outstanding, Basic	23,365	21,584

Income Per Share, Fully Diluted	$0.04	$0.03

Weighted Average Shares Outstanding, Fully Diluted	25,598	22,713

Smith Micro 2006 Second Quarter Financial Results	Page 7 of 8
Smith Micro Software, Inc.
Statement of Operations for the Six Months Ended June 30, 2006 and 2005
(in thousands, except per share amounts)

	Unaudited
	2006	2005
NET REVENUE
Products	$22,072	$5,038
Services	368	322

Total Net Revenues	22,440	5,360
COST OF SALES
Products	8,455	746
Services	150	144

Total Cost of Sales	8,605	890
GROSS PROFIT
Products	13,617	4,292
Services	218	178

Total Gross Profit	13,835	4,470

Selling & Marketing	4,166	809
Research & Development	3,754	1,394
General & Administrative	3,438	1,937

Total Operating Expenses	11,358	4,140

Operating Income	2,477	330
Interest Income	489	314

Income Before Income Taxes	2,967	644
Income Tax Expense	72	8

Net Income	$2,894	$636

Income Per Share, Basic	$0.13	$0.03

Weighted Average Shares Outstanding, Basic	22,973	20,629

Income Per Share, Fully Diluted	$0.12	$0.03

Weighted Average Shares Outstanding, Fully Diluted	24,740	21,901

Smith Micro 2006 Second Quarter Financial Results	Page 8 of 8
Smith Micro Software, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	June 30,	December 31,
	2006	2005
	(unaudited)
ASSETS
Current Assets:
Cash & Cash Equivalents	$31,319	$21,215
Accounts Receivable, (Net)	4,200	6,786
Inventory	1,035	530
Prepaid & Other Assets	299	556

Total Current Assets	36,853	29,087
Equipment & Improvements, Net	384	241
Goodwill	15,039	9,288
Intangible Assets, Net	4,524	4,093
Other Assets	—	7

TOTAL ASSETS	$56,800	$42,716

LIABILITIES & STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts Payable	$2,197	$2,383
Accrued Liabilities	3,186	1,376

Total Current Liabilities	5,383	3,759

Common Stock	24	22
Additional Paid In Capital	60,444	50,880
Accumulated Deficit	(9,051)	(11,945)

Total Stockholders’ Equity	51,417	38,957

TOTAL LIABILITIES & EQUITY	$56,800	$42,716

####